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Exhibit 99.1

InterDent Announces Departure of Chief Executive Officer

    EL SEGUNDO, Calif.—(BUSINESS WIRE)—Sept. 6, 2001—InterDent, Inc. (Nasdaq:DENT—news) today announced the departure of Michael T. Fiore, its chief executive officer, who also resigned as chairman and as a member of the company's board of directors. Mr. Fiore has agreed to continue as a consultant and advisor to the company and to otherwise assist the company in an orderly transition. The company has appointed H. Wayne Posey, 61, a member of its board of directors, as the interim chairman and chief executive officer and intends to seek a permanent replacement for Mr. Fiore. Mr. Posey has served on the company's board since its inception in 1996.

    Mr. Fiore said, "I enjoyed my tenure at InterDent and I believe the company has great potential and a strong future ahead of it. I will continue to support the management team and Wayne in their efforts to increase shareholder value. After my consulting tenure is complete, I intend to return to my original interest in working on the formation and development of early stage companies."

    Mr. Posey said, "Personally and on behalf of the board of directors, I want to thank Mike for his significant contributions to InterDent's growth and achievements. We wish him the best in his future endeavors." Mr. Posey further said, "I have tremendous confidence in InterDent's business opportunity and the operational and financial performance improvement initiatives launched by Mr. Fiore and announced in August. We will continue to aggressively implement those initiatives."

    Acting as spokesman for the board, Director Robert Finzi said, "Wayne Posey has been involved in healthcare management for over 25 years, including serving as chairman and chief executive officer of both public and private companies. He also has specific knowledge of InterDent as a result of his five-year tenure on the company's board of directors. We are fortunate to have such a person assume the helm at this time."

    InterDent provides dental management services in 153 locations in California, Oregon, Washington, Nevada, Arizona, Hawaii, Idaho, Oklahoma and Kansas with total annualized patient revenues under management of approximately $250 million. The company is continuing to build an integrated support environment utilizing information technologies to enable dental professionals to provide patients with high quality, comprehensive, convenient and cost-effective care. InterDent also owns a stake in Dental X Change, an advanced Internet portal servicing the professional dental community. More information about Dental X Change is available through the press releases on its website, www.dentalxchange.com.

    This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Those risks and uncertainties include the ability of the company to successfully provide for an orderly transition and seek out a permanent replacement for Mr. Fiore; the company's ability to attract and retain senior executives; and the future results of the company, including its ability to successfully implement the operational and financial performance initiatives. The forward-looking statements should be considered in light of these risks and uncertainties as well as other factors disclosed in the company's fillings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company's outlook as of today, and the company undertakes no obligation to update these forward-looking statements.

Contact:

    InterDent, Inc.
    Wayne Posey, 310/765-2400
     www.interdent.com

        or

    Lippert/Heilshorn & Associates
    Lillian Armstrong, 415/433-3777
     larmstrong@lhai.com

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InterDent Announces Departure of Chief Executive Officer